Exhibit 23.1

[Letterhead of Deloitte & Touche LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 2, 2022 relating to the financial statements of Provident Financial Holdings, Inc. and subsidiary (the “Corporation”), appearing in the Annual Report on Form 10-K of the Corporation for the year ended June 30, 2022.

/s/ Deloitte & Touche LLP

Costa Mesa, California
December 16, 2022